UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2010

FUTURE CANADA CHINA ENVIRONMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-150110	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

119 N. Commercial Street, Suite 190, Bellingham, WA, U.S.A.	98225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (360) 392-2828

114 West Magnolia Street, Suite 437, Bellingham, WA, USA 98225
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 1, 2010, Future Canada China Environment Inc. (the “Company”, “we”, “us”) received a resignation from Vanleo Fung. Mr. Fung resigned as the Company’s Secretary. Mr. Fung’s resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

To fill the vacancy created by the resignation of Mr. Fung, the Company appointed Rui Yang, our President, Treasurer and director, as the Company’s Secretary.

Rui Yang – President, Secretary, Treasurer and Director

Rui Yang was appointed as Vice President of the Company on April 29, 2009 and as President, Treasurer and director on July 7, 2009.

In 1991, Mr. Yang obtained a Bachelor of Engineering degree from Shanghai Fisheries University. Mr. Yang has been a Food Processing Engineer since 1996. Since April 1, 2005, he has been the vice-president of Aventech Capital Inc., which is located in Montreal, Quebec. Since 2006, he has been a senior advisor of Shanxi RuiYin Investment Inc., located in the city of Taiyuan, Shanxi Province, in China. Since 2006, he has been a consultant and providing investor relations services to News of China Inc., an OTC BB listed company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE CANADA CHINA ENVIRONMENT INC.

/s/ Rui Yan
Rui Yang
President and Director

Date June 3, 2010